Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Third Quarter 2023 Results
Strong Free Cash Flow Generation in Excess of $25 Million

ALPHARETTA, Ga., November 1, 2023/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2023 financial results.
“We are pleased with our results for this quarter as we continue to deliver above-market growth in our Digestive Health markets,” said Joe Woody, Avanos’s chief executive officer. Woody continued, “We believe we are poised to sustain the momentum in Digestive Health and we are also confident that our strategy for the Pain Management and Recovery business will lead to sustainable growth as we enter 2024.”
Third Quarter 2023 Financial Highlights
•Total net sales from continuing operations were $171.3 million, a 0.6% decrease from the comparable prior year period.
•Net loss from continuing operations for the quarter was $8.8 million, compared to net income from continuing operations of $11.0 million a year ago.
•Adjusted net income from continuing operations totaled $14.0 million, compared to $11.5 million a year ago.
•Diluted loss per share from continuing operations was $0.19, compared to diluted earnings per share of $0.23 a year ago.
•Adjusted diluted earnings per share from continuing operations was $0.30, compared to $0.24 a year ago.
Operational and Business Highlights
On October 2, we completed the sale of substantially all of the assets primarily related to or used in our RH business (the “Divestiture”). The Divestiture represents a key component of our ongoing transformation process and is aimed at accelerating our effort to focus our portfolio in markets where we believe we are well-positioned to succeed.
On July 24, we closed the acquisition of Diros Technology, Inc. (“Diros”). Based in Toronto, Canada, Diros is at the forefront of radiofrequency ablation (“RFA”) technology. The addition of Diros’ unique RF TridentTM technology is expected to further enhance Avanos’ Pain Management and Recovery treatment options and complement our premium COOLIEF* Cooled Radiofrequency product offering.
The Divestiture and the acquisition of Diros is part of our three-year transformation initiative that we announced early this year. This initiative is focused on four key priorities: optimizing our commercial organization; transforming our product portfolio; implementing cost management initiatives to enhance operating profitability; and continuing to efficiently deploy capital while maintaining a focused and disciplined approach to M&A (the “Transformation

Process”). We anticipate that by 2025, this plan will ultimately result in savings of between $45 million and $55 million compared to 2022.
Third Quarter 2023 Operating Results From Continuing Operations
For the three months ended September 30, 2023, net sales totaled $171.3 million, a decrease of 0.6% compared to the prior year period, primarily from lower HA sales, partially offset by higher volume in the Digestive Health portfolio and slightly favorable pricing and foreign currency translation effects.
As a result of the Divestiture, the RH business’s operating results are reflected as discontinued operations for all periods presented. Treating the RH business as discontinued operations results in significant shared overhead costs previously allocated to the RH business that are now included in continuing operations. Included in continuing operations are costs previously allocated to the RH business of $10.3 million in the three months ended September 30, 2023 compared to $8.3 million in the three months ended September 30, 2022.
Gross margin during the third quarter of 2023 was 55.8%, compared to 58.2% in the prior year period. Adjusted gross margin was 58.2% compared to 60.3% last year. Gross profit margin decreased primarily due to product mix, partially offset by slightly favorable currency exchange rates and manufacturing efficiencies.
Selling and general expenses as a percentage of net sales was 45.9% for the third quarter of 2023, compared to 45.4% for the third quarter of 2022 primarily due to non-recurring expenses associated with our ongoing Transformation Process and the Divestiture.
Operating profit was $1.2 million, compared to $12.8 million in the prior year period, primarily due to overall lower sales volume along with an increase in expenses related to the Transformation Process and the Divestiture. On an adjusted basis, operating profit totaled $23.0 million, compared to $20.7 million a year ago.
Adjusted EBITDA from continuing operations was $27.8 million in the three months ended September 30, 2023, compared to $25.2 million in the three months ended September 30, 2022.
First Nine Months 2023 Operating Results From Continuing Operations
For the nine months ended September 30, 2023, net sales totaled $500.0 million, a decrease of 0.5% compared to the prior year period, primarily due to lower volume in the Pain Management and Recovery portfolio (primarily lower HA sales), partially offset by continued strong demand for Digestive Health products. Favorable pricing was mostly offset by unfavorable foreign currency translation effects.
Gross margin for the nine months ended September 30, 2023 was 56.9%, compared to 58.0% in the prior year period. Adjusted gross margin was 59.2% compared to 60.3% last year. Gross margin decreased primarily due to product mix partially offset by manufacturing efficiencies.
Selling and general expenses as a percentage of net sales was 52.1% for the nine months ended September 30, 2023, compared to 49.3% for the prior year period, primarily due to non-recurring expenses associated with our ongoing Transformation Process and the Divestiture.
Operating loss for the nine months ended September 30, 2023 was $7.0 million, compared to operating income of $18.9 million in the prior year period, primarily due to overall lower sales volume along with an increase in expenses related to the Transformation Process and the Divestiture. On an adjusted basis, operating profit totaled $52.6 million, compared to $43.7 million a year ago.
Shared overhead costs previously allocated to the RH business were $34.5 million in the nine months ended September 30, 2023 compared to $33.3 million in the prior year period.
Adjusted EBITDA from continuing operations for the nine months ended September 30, 2023 was $66.8 million, compared to $57.0 million in the prior year period.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the third quarter was $25.2 million, driven primarily by cash generated by operating activities, compared to $23.1 million a year ago. The Company’s cash balance at September 30, 2023 was $107.1 million, compared to $127.7 million at year-end 2022.
Total debt outstanding, net of unamortized discounts, was $264.5 million at September 30, 2023, compared to $232.5 million at December 31, 2022. Today our total debt outstanding is $169 million and cash and equivalents on hand is $105 million.
Discontinued Operations
Net sales from discontinued operations were $31.1 million and $93.9 million in the three and nine months ended September 30, 2023, respectively, compared to $29.8 million and $100.0 million in the three and nine months ended September 30, 2022, respectively. We expect a loss on the disposal of the RH business; accordingly, we recorded an impairment of $72.3 million against assets in the disposal group, which is included in “(Loss) income from discontinued operations, net of tax.”
2023 Outlook
For the year, the Company anticipates revenue between $675 million and $685 million from continuing operations, adjusted gross margins greater than 59% and adjusted diluted earnings per share from continuing operations of between $1.05 and $1.15 for the year.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with restructuring and transformation activities, including the Divestiture.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors,

(b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 9384291. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of the Transformation Process or our divestiture, acquisition or merger transactions; inflationary pressures; the effects of the recent financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks;

the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales	$171.3	$172.3	$500.0	$502.5
Cost of products sold	75.8	72.1	215.3	211.2
Gross Profit	95.5	100.2	284.7	291.3
Research and development expenses	6.1	7.1	20.4	22.0
Selling and general expenses	78.7	78.3	260.5	247.8
Other expense, net	9.5	2.0	10.8	2.6
Operating Income (Loss)	1.2	12.8	(7.0)	18.9
Interest income	0.9	0.3	1.9	0.5
Interest expense	(4.7)	(3.0)	(11.7)	(7.0)
(Loss) Income Before Income Taxes	(2.6)	10.1	(16.8)	12.4
Income tax (provision) benefit	(6.2)	0.9	(4.1)	(0.6)
(Loss) Income from Continuing Operations	(8.8)	11.0	(20.9)	11.8
Income (Loss) from discontinued operations, net of tax	5.1	4.7	(51.4)	21.8
Net (Loss) Income	$(3.7)	$15.7	$(72.3)	$33.6

Interest expense, net	$3.8	$2.7	$9.8	$6.5
Income tax benefit	7.8	0.3	6.3	7.7
Depreciation and amortization	11.0	11.6	34.6	34.3
EBITDA	$18.9	$30.3	$(21.6)	$82.1

(Loss) Earnings Per Share
Basic
Continuing operations	$(0.19)	$0.24	$(0.45)	$0.25
Discontinued operations	0.11	0.10	(1.10)	0.46
Basic (Loss) Earnings Per Share	$(0.08)	$0.34	$(1.55)	$0.71

Diluted
Continuing operations	$(0.19)	$0.23	$(0.45)	$0.25
Discontinued operations	$0.11	0.10	(1.10)	0.46
Diluted (Loss) Earnings Per Share	$(0.08)	$0.33	$(1.55)	$0.71

Common Shares Outstanding
Basic	46.8	46.6	46.7	47.1
Diluted	46.8	47.0	46.7	47.5

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales	$31.1	$29.8	$93.9	$100.0
Cost of products sold	19.9	19.9	57.8	58.2
Gross Profit	11.2	9.9	36.1	41.8
Research and development expenses	0.2	0.2	0.8	1.1
Selling, general and other expenses	4.2	3.8	11.9	11.5
Other expense, net	0.1	—	0.3	0.3
Operating Income	6.7	5.9	23.1	28.9
Pretax loss on classification as discontinued operations	—	—	(72.3)	—
Income (Loss) from discontinued operations before income taxes	6.7	5.9	(49.2)	28.9
Income tax provision from discontinued operations	(1.6)	(1.2)	(2.2)	(7.1)
Income (Loss) from discontinued operations, net of tax	$5.1	$4.7	$(51.4)	$21.8

Earnings (Loss) Per Share
Basic	$0.11	$0.10	$(1.10)	$0.46
Diluted	$0.11	$0.10	$(1.10)	$0.46

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$95.5	$11.2	$106.7	$100.2	$9.9	$110.1
Restructuring and transformation charges	0.6	—	0.6	—	—	—
EU MDR Compliance	—	—	—	0.2	—	0.2
Intangibles amortization	3.6	—	3.6	3.5	—	3.5
As adjusted non-GAAP	$99.7	$11.2	$110.9	$103.9	$9.9	$113.8
Gross profit margin, as reported	55.8%	36.0%	52.7%	58.2%	33.2%	54.5%
Gross profit margin, as adjusted	58.2%	36.0%	54.8%	60.3%	33.2%	56.3%

	Gross Profit
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$284.7	$36.1	$320.8	$291.3	$41.8	$333.1
Acquisition and integration-related charges	—	—	—	1.4	—	1.4
Restructuring and transformation charges	0.6	—	0.6	—	—	—
EU MDR Compliance	—	—	—	0.2	—	0.2
Intangibles amortization	10.8	—	10.8	10.1	—	10.1
As adjusted non-GAAP	$296.1	$36.1	$332.2	$303.0	$41.8	$344.8
Gross profit margin, as reported	56.9%	38.4%	54.0%	58.0%	41.8%	55.3%
Gross profit margin, as adjusted	59.2%	38.4%	55.9%	60.3%	41.8%	57.2%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Profit
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$1.2	$6.7	$7.9	$12.8	$5.9	$18.7
Acquisition and integration-related charges	0.6	—	0.6	0.2	—	0.2
Restructuring and transformation charges(a)	4.3	—	4.3	—	—	—
Divestiture related charges	1.4	0.8	2.2	—	—	—
EU MDR Compliance(b)	0.8	—	0.8	2.2	—	2.2
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	6.2	—	6.2	5.5	0.6	6.1
As adjusted non-GAAP	$23.0	$7.5	$30.5	$20.7	$6.5	$27.2

	Operating (Loss) Profit
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(7.0)	$23.1	$16.1	$18.9	$28.9	$47.8
Acquisition and integration-related charges	2.4	—	2.4	3.0	—	3.0
Restructuring and transformation charges(a)	23.0	—	23.0	—	—	—
Divestiture related charges	5.1	0.8	5.9	—	—	—
EU MDR Compliance(b)	2.8	—	2.8	5.4	—	5.4
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	17.8	0.8	18.6	16.4	1.6	18.0
As adjusted non-GAAP	$52.6	$24.7	$77.3	$43.7	$30.5	$74.2
__________________________________________________
(a) Expenses incurred for the Transformation Process are included in “Costs of products sold,” “Research and development,” “Selling and general expenses” and “Other expense, net” on the Condensed Consolidated Income Statements.
(b) In the three and nine months ended September 30, 2023, EU MDR Compliance related charges are included in “Selling and general expenses” on the Condensed Consolidated Income Statements. In the three and nine months ended September 30, 2022, EU MDR Compliance related charges are included in “Costs of products sold” and “Selling and general expenses” on the Condensed Consolidated Income Statements.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(2.6)	$6.7	$4.1	$10.1	$5.9	$16.0
Acquisition and integration-related charges	0.6	—	0.6	0.2	—	0.2
Restructuring and transformation charges	4.3	—	4.3	—	—	—
Divestiture related charges	1.4	0.8	2.2	—	—	—
EU MDR Compliance	0.8	—	0.8	2.2	—	2.2
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	6.2	—	6.2	5.5	0.6	6.1
As adjusted non-GAAP	$19.2	$7.5	$26.7	$18.0	$6.5	$24.5

	(Loss) Income Before Taxes
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(16.8)	$(49.2)	$(66.0)	$12.4	$28.9	$41.3
Acquisition and integration-related charges	2.4	—	2.4	3.0	—	3.0
Restructuring and transformation charges	23.0	—	23.0	—	—	—
Divestiture related charges	5.1	0.8	5.9	—	—	—
Estimated loss on Divestiture	—	72.3	72.3	—	—	—
EU MDR Compliance	2.8	—	2.8	5.4	—	5.4
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	17.8	0.8	18.6	16.4	1.6	18.0
Loss on extinguishment of debt	—	—	—	1.1	—	1.1
As adjusted non-GAAP	$42.8	$24.7	$67.5	$38.3	$30.5	$68.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Tax (Provision) Benefit
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(6.2)	$(1.6)	$(7.8)	$0.9	$(1.2)	$(0.3)
Tax effects of adjusting items	1.0	(0.4)	0.6	(3.6)	1.1	(2.5)
Effects of the CARES Act and other(a)	—	—	—	(3.8)	—	(3.8)
As adjusted non-GAAP	$(5.2)	$(2.0)	$(7.2)	$(6.5)	$(0.1)	$(6.6)
Effective tax rate, as reported	238.5%	23.9%	190.2%	8.9%	20.3%	1.9%
Effective tax rate, as adjusted	27.0%	26.7%	26.9%	36.1%	1.5%	26.9%

	Tax (Provision)
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(4.1)	$(2.2)	$(6.3)	$(0.6)	$(7.1)	$(7.7)
Tax effects of adjusting items	(7.5)	(4.4)	(11.9)	(7.6)	0.5	(7.1)
Effects of the CARES Act and other(a)	—	—	—	(3.8)	—	(3.8)
As adjusted non-GAAP	$(11.6)	$(6.6)	$(18.2)	$(12.0)	$(6.6)	$(18.6)
Effective tax rate, as reported	24.4%	4.5%	9.5%	4.8%	24.6%	18.6%
Effective tax rate, as adjusted	27.0%	26.7%	26.9%	31.3%	21.7%	27.1%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Net (Loss) Income
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(8.8)	$5.1	$(3.7)	$11.0	$4.7	$15.7
Acquisition and integration-related charges	0.6	—	0.6	0.2	—	0.2
Restructuring and transformation charges	4.3	—	4.3	—	—	—
Divestiture related charges	1.4	0.8	2.2	—	—	—
EU MDR Compliance	0.8	—	0.8	2.2	—	2.2
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	6.2	—	6.2	5.5	0.6	6.1
Tax effects of adjusting items	1.0	(0.4)	0.6	(3.6)	1.1	(2.5)
Tax effects of the CARES Act and other	—	—	—	(3.8)	—	(3.8)
As adjusted non-GAAP	$14.0	$5.5	$19.5	$11.5	$6.4	$17.9
Diluted (loss) earnings per share, as reported	$(0.19)	$0.11	$(0.08)	$0.23	$0.10	$0.33
Diluted earnings per share, as adjusted	$0.30	$0.12	$0.42	$0.24	$0.14	$0.38

	Net (Loss) Income
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(20.9)	$(51.4)	$(72.3)	$11.8	$21.8	$33.6
Acquisition and integration-related charges	2.4	—	2.4	3.0	—	3.0
Restructuring and transformation charges	23.0	—	23.0	—	—	—
Divestiture related charges	5.1	0.8	5.9	—	—	—
Estimated loss on divestiture	—	72.3	72.3	—	—	—
EU MDR Compliance	2.8	—	2.8	5.4	—	5.4
Litigation and legal	8.5	—	8.5	—	—	—
Intangibles amortization	17.8	0.8	18.6	16.4	1.6	18.0
Loss on extinguishment of debt	—	—	—	1.1	—	1.1
Tax effects of adjusting items	(7.5)	(4.4)	(11.9)	(7.6)	0.5	(7.1)
Tax effects of the CARES Act and other	—	—	—	(3.8)	—	(3.8)
As adjusted non-GAAP	$31.2	$18.1	$49.3	$26.3	$23.9	$50.2
Diluted (loss) earnings per share, as reported	$(0.45)	$(1.10)	$(1.55)	$0.25	$0.46	$0.71
Diluted earnings per share, as adjusted	$0.67	$0.39	$1.06	$0.55	$0.50	$1.05

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$78.7	$4.2	$82.9	$78.3	$3.8	$82.1
Acquisition and integration-related charges	(0.6)	—	(0.6)	(0.2)	—	(0.2)
Restructuring and transformation charges(a)	(2.1)	—	(2.1)	—	—	—
Divestiture related charges	(1.4)	(0.8)	(2.2)	—	—	—
EU MDR Compliance (b)	(0.8)	—	(0.8)	(1.9)	—	(1.9)
Intangibles amortization	(2.6)	—	(2.6)	(2.1)	(0.6)	(2.7)
As adjusted non-GAAP	$71.2	$3.4	$74.6	$74.1	$3.2	$77.3
SG&A as a percentage of revenue, as reported	45.9%	13.5%	41.0%	45.4%	12.8%	40.6%
SG&A as a percentage of revenue, as adjusted	41.6%	10.9%	36.9%	43.0%	10.7%	38.2%

	Selling, General and Administrative Expenses
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$260.5	$11.9	$272.4	$247.8	$11.5	$259.3
Acquisition and integration-related charges	(1.0)	—	(1.0)	(1.6)	—	(1.6)
Restructuring and transformation charges(a)	(20.5)	—	(20.5)	—	—	—
Divestiture related charges	(5.1)	(0.8)	(5.9)	—	—	—
EU MDR Compliance (b)	(2.8)	—	(2.8)	(5.2)	—	(5.2)
Intangibles amortization	(7.0)	(0.8)	(7.8)	(6.4)	(1.5)	(7.9)
As adjusted non-GAAP	$224.1	$10.3	$234.4	$234.6	$10.0	$244.6
SG&A as a percentage of revenue, as reported	52.1%	12.7%	45.9%	49.3%	11.5%	43.0%
SG&A as a percentage of revenue, as adjusted	44.8%	11.0%	39.5%	46.7%	10.0%	40.6%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net (loss) income	$(8.8)	$5.1	$(3.7)	$11.0	$4.7	$15.7
Interest expense, net	3.8	—	3.8	2.7	—	2.7
Income tax benefit (provision)	6.2	1.6	7.8	(0.9)	1.2	0.3
Depreciation	4.8	—	4.8	4.5	1.0	5.5
Amortization	6.2	—	6.2	5.5	0.6	6.1
EBITDA	12.2	6.7	18.9	22.8	7.5	30.3
Acquisition and integration-related charges	0.6	—	0.6	0.2	—	0.2
Restructuring and transformation charges	4.3	—	4.3	—	—	—
Divestiture related charges	1.4	0.8	2.2	—	—	—
EU MDR Compliance	0.8	—	0.8	2.2	—	2.2
Litigation and legal	8.5	—	8.5	—	—	—
Adjusted EBITDA	$27.8	$7.5	$35.3	$25.2	$7.5	$32.7

	EBITDA
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net (loss) income	$(20.9)	$(51.4)	$(72.3)	$11.8	$21.8	$33.6
Interest expense, net	9.8	—	9.8	6.5	—	6.5
Income tax benefit (provision)	4.1	2.2	6.3	0.6	7.1	7.7
Depreciation	14.2	1.8	16.0	13.3	3.0	16.3
Amortization	17.8	0.8	18.6	16.4	1.6	18.0
EBITDA	25.0	(46.6)	(21.6)	48.6	33.5	82.1
Acquisition and integration-related charges	2.4	—	2.4	3.0	—	3.0
Restructuring and transformation charges	23.0	—	23.0	—	—	—
Divestiture related charges	5.1	0.8	5.9	—	—	—
Estimated loss on divestiture	—	72.3	72.3	—	—	—
EU MDR Compliance	2.8	—	2.8	5.4	—	5.4
Litigation and legal	8.5	—	8.5	—	—	—
Adjusted EBITDA	$66.8	$26.5	$93.3	$57.0	$33.5	$90.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30, 2023
	2023	2022	2023	2022
Cash provided by operating activities	$29.1	$28.4	$19.7	$57.2
Capital expenditures	(3.9)	(5.3)	(11.9)	(14.4)
Free Cash Flow	$25.2	$23.1	$7.8	$42.8

2023 OUTLOOK

	Estimated Range
Diluted (loss) earnings per share (GAAP)	$(0.22)	to	$0.08
Intangibles amortization	0.38	to	0.34
Restructuring and transformation charges	0.51	to	0.42
EU MDR compliance	0.06	to	0.05
Divestiture related charges	0.11	to	0.09
Other	0.21	to	0.17
Adjusted diluted earnings per share (non-GAAP)	$1.05	to	$1.15

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$107.1	$127.7
Accounts receivable, net	145.2	167.9
Inventories	156.6	132.3
Prepaid and other current assets	13.6	13.9
Assets held for sale	102.1	58.0
Total Current Assets	524.6	499.8
Property, Plant and Equipment, net	116.8	118.6
Operating Lease Right-of-Use Assets	27.1	27.5
Goodwill	791.5	760.3
Other Intangible Assets, net	242.2	234.2
Deferred Tax Assets	4.3	4.6
Other Assets	18.4	17.6
Assets Held for Sale	—	124.3
TOTAL ASSETS	$1,724.9	$1,786.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$6.2	$6.2
Current portion of operating lease liabilities	12.7	12.0
Trade accounts payable	52.1	67.9
Accrued expenses	97.2	98.9
Liabilities held for sale	2.5	0.8
Total Current Liabilities	170.7	185.8
Long-Term Debt	258.3	226.3
Operating Lease Liabilities	29.5	32.5
Deferred Tax Liabilities	28.7	25.4
Other Long-Term Liabilities	15.6	23.5
Liabilities Held for Sale	—	2.2
TOTAL LIABILITIES	502.8	495.7
Stockholders’ Equity	1,222.1	1,291.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,724.9	$1,786.9

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Activities
Net (loss) income	$(3.7)	$15.7	$(72.3)	$33.6
Depreciation and amortization	11.0	11.6	34.6	34.3
Loss on asset dispositions	1.1	—	1.1	—
Goodwill impairment	—	—	59.1	—
Changes in operating assets and liabilities, net of acquisition	20.6	(3.4)	(12.1)	(22.7)
Deferred income taxes and other	0.1	4.5	9.3	12.0
Cash Provided by Operating Activities	29.1	28.4	19.7	57.2
Investing Activities
Capital expenditures	(3.9)	(5.3)	(11.9)	(14.4)
Acquisition of assets and investments in businesses	(45.0)	0.6	(47.5)	(116.1)
Cash Used in Investing Activities	(48.9)	(4.7)	(59.4)	(130.5)
Financing Activities
Proceeds from issuance of secured debt	—	—	—	250.0
Secured debt repayments	—	—	(3.1)	(125.0)
Revolving credit facility proceeds	55.0	—	55.0	150.0
Revolving credit facility repayments	—	—	(20.0)	(150.0)
Payments of debt issuance costs	—	—	—	(2.9)
Purchase of treasury stock	(9.2)	(11.0)	(12.9)	(45.1)
Proceeds from the exercise of stock options	0.9	0.8	1.5	1.6
Cash Provided by (Used in) Financing Activities	46.7	(10.2)	20.5	78.6
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1.6)	(3.0)	(1.4)	(6.8)
Decrease in Cash and Cash Equivalents	25.3	10.5	(20.6)	(1.5)
Cash and Cash Equivalents - Beginning of Period	81.8	106.5	127.7	118.5
Cash and Cash Equivalents - End of Period	$107.1	$117.0	$107.1	$117.0

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Digestive Health	$95.0	$85.9	10.6%	$276.8	$247.5	11.8%
Pain Management and Recovery:
Surgical pain and recovery	$34.1	$38.9	(12.3)%	$103.6	$118.8	(12.8)%
Interventional pain	42.2	47.5	(11.2)%	119.6	136.2	(12.2)%
Total Pain Management and Recovery	76.3	86.4	(11.7)%	223.2	255.0	(12.5)%
Total Net Sales	$171.3	$172.3	(0.6)%	$500.0	$502.5	(0.5)%

		Total	Volume	Pricing/Mix	Currency	Other
Net sales - percentage change	QTD	(0.6)%	(0.9)%	0.2%	0.2%	(0.1)%
Net sales - percentage change	YTD	(0.5)%	(0.8)%	0.7%	(0.4)%	—%